Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-207-835) of Dimension Therapeutics, Inc. of our report dated March 24, 2016 relating to the consolidated financial statements, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

March 24, 2016